SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                             FORM 8-K
                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 April 7, 2003
                                                                 -------------

                  INTERSTATE BAKERIES CORPORATION
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      (Exact name of Registrant as specified in its charter)

Delaware                           1-11165                  43-1470322
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(State or other Jurisdiction of   (Commission File Number)  (I.R.S. Employer
 Incorporation)                                             Identification No.)




12 East Armour Boulevard, Kansas City, Missouri             64111
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       (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code    (816) 502-4000
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   (Former name or former address, if changed since last report)


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Item 5.    Other Events and Regulation FD Disclosure

      On April 7, 2003, Interstate Bakeries Corporation issued the following press release:

                         Kansas City, MO - April 7, 2003

Interstate Bakeries Corporation (NYSE: IBC) today announced plans to close its sourdough roll bakery in Sacramento, CA. The closing, scheduled for June 7, 2003, will affect 52 employees. Production from the Colombo bakery, which primarily bakes rolls under the Colombo brand name, will be transferred to IBC's other Colombo bakery in Oakland. Distribution of these products to food stores in northern California markets will not be affected by this decision.

"This business decision was driven by our need to streamline our operation by consolidating production under one roof," said James R. Elsesser, IBC's Chief Executive Officer.

The Colombo bakery in Sacramento first opened in 1985.

Mr. Elsesser added," Closing a bakery is never an easy decision to make. This bakery turns out a great product and our workforce should be proud of their efforts. We intend to dismantle the Sacramento roll production line and install a portion of it in our Colombo bakery in Oakland."

Most of the employees affected by this decision are represented by various labor unions. Severance arrangements for these employees will be guided by our agreements with these unions. Employees wishing to transfer to any of our other 4 bakeries in northern California will be given consideration in filling open positions.

Information regarding charges and other expenses associated with the closing of our Colombo facility in Sacramento, together with those associated with other restructuring activities, will be presented in our third quarter Form 10-Q, which we plan to file with the Securities and Exchange Commission by late April 2003.

Interstate Bakeries Corporation is the nation's largest baker and distributor of fresh baked bread and sweet goods in the United States selling products under various brand names including Wonder, Hostess, Dolly Madison, Home Pride, and Merita. The Company, with 60 bread and cake bakeries located in strategic markets from coast to coast is headquartered in Kansas City, Missouri.

Company Contact:
---------------

Mark D. Dirkes
Senior Vice President Corporate Marketing
Interstate Bakeries Corporation
12 E. Armour Boulevard
Kansas City, Missouri 64111
(816) 502-4203

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FORWARD-LOOKING STATEMENTS

The statements in this press release that are not historical statements are forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements relating to: distribution of our products and production capacity and efficiency. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in implementing the decisions described in the release; actions of competitors, including pricing policy and promotional spending; the effectiveness of advertising and marketing spending; the availability and costs of raw materials, packaging, fuels and utilities, and the ability to recover these costs in the pricing of products; the effectiveness of hedging activities; the availability of capital on acceptable terms; changes in our business strategies, including our ability to continue to participate in industry consolidation and to integrate successfully businesses we acquire; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; further consolidation in the food retail industry; future product recalls or safety concerns; costs associated with environmental compliance and remediation; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. We disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended June 1, 2002 and Forms 10-Q for the quarters ended August 24, 2002 and November 16, 2002 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

                               * * *

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               INTERSTATE BAKERIES CORPORATION


Date: April 7, 2003
                               By:  /s/ James R. Elsesser
                                    ----------------------------------------
                                    James R. Elsesser
                                    Chief Executive Officer


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